EX-99.h.2.ii

AMENDMENT NO. 2 TO AMENDED AND RESTATED FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION SERVICES AGREEMENT

This Amendment (“Amendment”) is effective as of the 11th day of October, 2021, by and between each investment company listed on Schedule A (referred to herein, individually, as a “Fund” and collectively, as the “Funds”) and THE BANK OF NEW YORK MELLON (referred to herein as “BNYM”).

BACKGROUND:

A. The Funds and BNYM are parties to an Amended and Restated Fund Accounting and Financial Administration Services Agreement dated as of January 1, 2014 and amended July 1, 2017 (the “Agreement”), relating to BNYM’s provision of fund accounting, financial administration and related services described in the Agreement to the Funds. This Amendment is an amendment to the Agreement.

B. The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Section 13 is hereby deleted in its entirety and restated as follows:

Any communication, notice or demand pursuant to this Agreement shall be properly addressed, in writing and delivered by personal service (including express or courier service), registered or certified mail, or by facsimile with proof of proper transmission and a means for confirmation of delivery to recipient, as follows:

If to BNYM:

The Bank of New York Mellon

135 Santilli Highway, AIM 026-0026

Everett, MA 02149-1950

Attention: Christopher P. Healy, Managing Director

Facsimile: (617) 382-2706

If to a Fund:

100 Independence

610 Market Street

Philadelphia, PA 19106

With a copy to:

Delaware Investments Fund Services Company

100 Independence

610 Market Street

Philadelphia, PA 19106

Attention: General Counsel

Facsimile: (215) 255-1131

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

3.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the Board of Trustees of the Funds.

(e)	This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

THE BANK OF NEW YORK MELLON

By: /s/ illegible Name: Title:

DELAWARE GROUP ADVISER FUNDS, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP CASH RESERVE, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP EQUITY FUNDS I, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP EQUITY FUNDS II, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP EQUITY FUNDS IV, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP EQUITY FUNDS V, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP FOUNDATION FUNDS, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP INCOME FUNDS, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP STATE TAX- FREE INCOME TRUST, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP TAX-FREE FUND, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, on behalf of its Portfolios identified on Schedule A

IVY FUNDS, on behalf of its Portfolios identified on Schedule A

VOYAGEUR INSURED FUNDS, on behalf of its Portfolios identified on Schedule A

VOYAGEUR INTERMEDIATE TAX FREE FUNDS, on behalf of its Portfolios identified on Schedule A

VOYAGEUR MUTUAL FUNDS, on behalf of its Portfolios identified on Schedule A

VOYAGEUR MUTUAL FUNDS II, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP GOVERNMENT FUND, on behalf of its Portfolios identified on Schedule A

DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS, on behalf of its Portfolios identified on Schedule A

DELAWARE POOLED TRUST, on behalf of its Portfolios identified on Schedule A

VOYAGEUR MUTUAL FUNDS III, on behalf of its Portfolios identified on Schedule A

VOYAGEUR TAX FREE FUNDS, on behalf of its Portfolios identified on Schedule A

DELAWARE VIP TRUST, on behalf of its Portfolios identified on Schedule A

DELAWARE INVESTMENTS COLORADO MUNICIPAL INCOME FUND, INC.

DELAWARE INVESTMENTS NATIONAL MUNICIPAL INCOME FUND

DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II, INC.

DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

DELAWARE ENHANCED GLOBAL DIVIDEND AND INCOME FUND

By:	/s/ Daniel V. Geatens
Name:	Daniel V Geatens
Title:	Senior Vice President

Schedule A

The following Funds and its Portfolios and share classes are covered by, and made parties to, the Agreement as of the date first written above:

Registrant, Name of Portfolio and Share Class
Delaware Group® Adviser Funds Delaware Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Group® Cash Reserve Delaware Investments Ultrashort Fund – Class A, Class C, Class L, and Institutional Class Shares
Delaware Group® Equity Funds I Delaware Mid Cap Value Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Group® Equity Funds II Delaware Value® Fund – Class A, Class C, Class R, Class R6, Class T, and Institutional Class Shares

Delaware Group® Equity Funds IV

Delaware Healthcare Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Small Cap Growth Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Smid Cap Growth Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Covered Call Strategy Fund – Class A, Class R6, and Institutional Class Shares

Delaware Equity Income Fund – Class A, Class R6, and Institutional Class Shares
Delaware Global Equity Fund – Class A, Class R6, and Institutional Class Shares
Delaware Growth and Income Fund – Class A, Class R6, and Institutional Class Shares
Delaware Growth Equity Fund – Class A, Class R6, and Institutional Class Shares

Delaware Hedged U.S. Equity Opportunities Fund – Class A, Class R6, and Institutional Class Shares
Delaware Opportunity Fund – Class A, Class R6, and Institutional Class Shares

Delaware Premium Income Fund – Class A, Class R6, and Institutional Class Shares
Delaware Total Return Fund – Class A, Class R6, and Institutional Class Shares

Delaware Group® Equity Funds V

Delaware Small Cap Core Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Small Cap Value Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Wealth Builder Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Foundation Funds Delaware Strategic Allocation Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Global & International Funds

Delaware Emerging Markets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware International Small Cap Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware International Value Equity Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Government Fund

Delaware Emerging Markets Debt Corporate Fund – Class A, Class C, Class R, and Institutional Class Shares
Delaware Strategic Income Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Group® Income Funds

Delaware Corporate Bond Fund – Class A, Class C, Class R, and Institutional Class Shares

Delaware Extended Duration Bond Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares
Delaware Floating Rate Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware High-Yield Opportunities Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Registrant, Name of Portfolio and Share Class

Delaware Group® Limited-Term Government Funds

Delaware Limited-Term Diversified Income Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

Delaware Tax-Free New Jersey Fund – Class A and Institutional Class Shares
Delaware Tax-Free Oregon Fund – Class A and Institutional Class Shares

Delaware Group® State Tax-Free Income Trust Delaware Tax-Free Pennsylvania Fund – Class A, Class C, and Institutional Class Shares
Delaware Group® Tax-Free Fund Delaware Tax-Free USA Fund – Class A, Class C, and Institutional Class Shares Delaware Tax-Free USA Intermediate Fund – Class A, Class C, and Institutional Class Shares

Delaware Pooled® Trust

Macquarie Emerging Markets Portfolio – DPT Class
Macquarie Emerging Markets Portfolio II – DPT Class

Macquarie Labor Select International Equity Portfolio – DPT Class

Delaware Global Listed Real Assets Fund – Class A, Class C, Class R, Class R6, and Institutional Class Shares

(formerly, Delaware REIT Fund)

Delaware VIP® Trust

Delaware VIP® Emerging Markets Series – Standard Class Shares and Service Class Shares
Delaware VIP® Small Cap Value Series – Standard Class Shares and Service Class Shares
Delaware VIP® Equity Income Series – Standard Class Shares

Delaware VIP® Fund for Income Series – Standard Class Shares
Delaware VIP® Growth and Income Series – Standard Class Shares
Delaware VIP® Growth Equity Series – Standard Class Shares

Delaware VIP® International Series – Standard Class Shares and Service Class Shares
Delaware VIP® Investment Grade Series – Standard Class Shares and Service Class Shares
Delaware VIP® Limited Duration Bond Series – Standard Class Shares

Delaware VIP® Opportunity Series – Standard Class Shares
Delaware VIP® Special Situations Series – Standard Class Shares

Delaware VIP® Total Return Series – Standard Class Shares and Service Class Shares

Ivy Funds

Delaware Ivy Pictet Emerging Markets Local Currency Debt Fund – Class A, Class C, Institutional Class, Class R6, and Class Y

Delaware Ivy Pictet Targeted Return Bond Fund – Class A, Class C, Institutional Class, Class R6, and Class Y